Exhibit 99.1

Press Release: For Immediate Release

INVESTORS:	MEDIA:
Trent Kruse	Christopher Savarese
(717) 975-3710	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

Rite Aid Corporation Reports Fiscal 2022 First Quarter Results

•	Revenues from Continuing Operations Increased 2.2 Percent to $6.16 Billion Compared to Prior Year First Quarter Revenues from Continuing Operations of $6.03 Billion

•	Approximately 4.7 Million COVID-19 Vaccines Administered in First Quarter

•	First Quarter Net Loss from Continuing Operations of $13.1 Million or $0.24 Per Share, Compared to the Prior Year First Quarter Net Loss of $72.7 Million or $1.36 Per Share

•	First Quarter Adjusted Net Income from Continuing Operations of $20.9 Million or $0.38 Per Share, Compared to the Prior Year First Quarter Adjusted Net Loss of $2.0 Million or $0.04 Per Share

•	First Quarter Adjusted EBITDA from Continuing Operations of $138.9 Million, Compared to the Prior Year First Quarter Adjusted EBITDA of $107.4 Million

•	Company Provides Fiscal 2022 Outlook

CAMP HILL, Pa. (June 24, 2021) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended May 29, 2021.

For the first quarter, the company reported net loss from continuing operations of $13.1 million, or $0.24 loss per share, Adjusted net income from continuing operations of $20.9 million, or $0.38 income per share, and Adjusted EBITDA from continuing operations of $138.9 million, or 2.3 percent of revenues.

“We are pleased with our first quarter results, as we delivered adjusted EBITDA at the top end of our guidance range and continued our extraordinary efforts to vaccinate Americans against COVID-19,” said Heyward Donigan, president and chief executive officer, Rite Aid. “As a result of the tireless efforts and dedication of our teams, I am proud to announce that we delivered nearly 4.7 million COVID-19 vaccines in the first quarter. We have now provided over 6 million COVID-19 vaccines since we began administering shots late last fiscal year.”

“Our results improved sequentially through the first quarter, and we have momentum in several areas of our business as the country began taking meaningful steps towards a post-pandemic world. With a healthier economy and the reopening of the communities we serve, combined with the execution of our RxEvolution strategy, we are well positioned to deliver on our strategic priorities. I am very proud of our over 50,000 associates and the progress we’re making in our journey to revitalize our brand and elevate the crucial role that pharmacy plays in the health of our customers.”

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Rite Aid FY 2022 Q1 Press Release - page 2

Consolidated First Quarter Summary

(dollars in thousands)	Thirteen Week Period Ended
	May 29, 2021	May 30, 2020
Revenues from continuing operations	$6,160,985	$6,027,376
Net loss from continuing operations	(13,057)	(72,702)
Adjusted EBITDA from continuing operations	138,877	107,392

Revenues from continuing operations for the quarter were $6.16 billion compared to revenues from continuing operations of $6.03 billion in the prior year’s quarter. The 2.2 percent increase in revenues was driven by growth at the Retail Pharmacy Segment, partially offset by a decline at the Pharmacy Services Segment.

Net loss from continuing operations was $13.1 million, or $0.24 per share, compared to last year’s first quarter net loss from continuing operations of $72.7 million, or $1.36 per share. The improvement in net loss is due primarily to improved operating results in the Retail Pharmacy Segment, higher intangible asset impairment charges in the prior year first quarter, and lower restructuring-related costs as a result of last year’s merchandise optimization program. These benefits were partially offset by litigation settlements in the current quarter, a lower LIFO credit, and an increase in income tax expense.

Adjusted EBITDA from continuing operations was $138.9 million or 2.3% of revenues, compared to last year’s first quarter Adjusted EBITDA of $107.4 million or 1.8% of revenues. The improvement in Adjusted EBITDA was driven by an increase in gross profit resulting from an increase in prescription volume in our Retail Pharmacy Segment.

Retail Pharmacy Segment

(dollars in thousands)	Thirteen Week Period Ended
	May 29, 2021	May 30, 2020
Revenues from continuing operations	$4,351,682	$4,123,271
Adjusted EBITDA from continuing operations	94,914	62,982

Retail Pharmacy Segment revenues from continuing operations increased 5.5 percent over the prior year quarter, driven by an increase in same store sales and the inclusion of Bartell’s results this quarter. Same store sales from continuing operations for the first quarter increased 1.4 percent over the prior year period, consisting of an 8.2 percent increase in pharmacy sales and a 12.0 percent decrease in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, decreased 11.5 percent, driven by decreases in general cleaning products, sanitizers, wipes, paper products, liquor, and over-the-counter products resulting from the pandemic driven surge in the prior year quarter. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 11.2 percent over the prior year period. In addition to the benefit from COVID-19 vaccinations, other acute prescriptions increased 3 percent and maintenance prescriptions increased 2 percent on a same store basis. Prescription sales from continuing operations accounted for 68.9 percent of total drugstore sales. Total store count at the end of the first quarter was 2,506.

Retail Pharmacy Segment Adjusted EBITDA from continuing operations was $94.9 million, or 2.2 percent of revenues, for the first quarter compared to last year’s first quarter Adjusted EBITDA from continuing operations of $63.0 million, or 1.5 percent of revenues. The improvement in Adjusted EBITDA was driven by an increase in gross profit resulting from higher pharmacy same store sales, partially offset by pharmacy reimbursement rate pressures that were not fully offset by generic drug cost reductions and a decline in front end gross profit as we cycled the impact of the prior year’s COVID-19 buying surge.

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Rite Aid FY 2022 Q1 Press Release - page 3

Pharmacy Services Segment

(dollars in thousands)	Thirteen Week Period Ended
	May 29, 2021	May 30, 2020
Revenues from continuing operations	$1,872,282	$1,977,246
Adjusted EBITDA from continuing operations	43,963	44,410

Pharmacy Services Segment revenues were $1.9 billion for the quarter, a decrease of 5.3 percent compared to the prior year quarter. The decrease in revenues was primarily the result of a decrease in lives stemming from the loss of a large customer account and a decrease in Medicare Part D membership.

Pharmacy Services Segment Adjusted EBITDA from continuing operations was $44.0 million, or 2.3 percent of revenues, for the first quarter and was flat to last year’s first quarter Adjusted EBITDA from continuing operations of $44.4 million, or 2.2 percent of revenues. Improvements in the company’s discount card business and good network management were offset by the decline in revenues and an increase in the medical loss ratio tied to the company’s Medicare Part D business.

Outlook for Fiscal 2022

The company’s outlook for fiscal 2022 is based on the following key assumptions:

•	No assumed benefit for additional COVID-19 boosters or for vaccinations of children under 12.
•	Acute scripts and front end OTC sales will be below historical levels as we do not expect a full recovery in cough, cold and flu results.
•	The markets in which our retail stores operate will not be subject to lockdowns caused by COVID-19.
•	Continued reimbursement rate pressure in our retail pharmacy business.
•	A decrease in Elixir revenues due to the loss of a large customer account and the planned reduction in Medicare Part D lives.
•	Improved Elixir EBITDA margin due to continued strong network and rebate management, offset by pressure from an increase in medical loss ratio tied to the company’s Medicare Part D business.
•	Increased investment at Elixir in personnel and technology spend to drive future sales and to develop a more efficient operating platform.
•	Increased investments in retail wages in to drive improved customer satisfaction and revenue.

Total revenues are expected to be between $25.1 billion and $25.5 billion in fiscal 2022. Pharmacy Services Segment revenue is expected to be between $7.9 billion and $8.0 billion (net of any intercompany revenues to the Retail Pharmacy Segment).

Net loss is expected to be between $175 million and $138 million.

Adjusted EBITDA is expected to be between $440 million and $480 million.

Adjusted net loss per share is expected to be between $0.79 and $0.24.

Capital expenditures are expected to be approximately $300 million.

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Rite Aid FY 2022 Q1 Press Release - page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.

The call will be broadcast via the Internet at https://investors.riteaid.com. The telephone replay will be available beginning at 12:00 p.m. Eastern Time on Thursday, June 24, 2021 and ending at 11:59 p.m. Eastern Time on July 24, 2021. To access the replay of the call, telephone (800) 585-8367 or (416) 621-4642 and enter the seven-digit reservation number 3989887. The webcast replay of the call will also be available at https://investors.riteaid.com starting at 12 p.m. Eastern Time today. The playback will be available until the company’s next conference call.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,500 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide. For more information, www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscal 2022; the continued impact of the global coronavirus (COVID-19) pandemic on Rite Aid’s business; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, and other impacts to the business, or on our ability to execute business continuity plans, as a result of the COVID-19 pandemic; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our RxEvolution and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation including related to Opioids, “usual and customary” pricing or other matters; our ability to monetize the CMS receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), civil unrest (including any resulting store closures, damage, or loss of inventory), as well as other factors that impact the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our organizational restructuring within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

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Rite Aid FY 2022 Q1 Press Release - page 5

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2022 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, including the reinstitution of more stringent regulations (including mandatory stay at home orders), and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates.

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA, Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlements, gains or losses on debt modifications and retirements, LIFO adjustments, goodwill and intangible asset impairment charges, and restructuring-related costs. Rite Aid believes Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share serve as appropriate measures to be used in evaluating the performance of its business and help its investors better compare its operating performance over multiple periods.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlements, severance, restructuring-related costs, costs related to facility closures, and gain or loss on sale of assets). The add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis. Rite Aid believes Adjusted EBITDA serves as an appropriate measure in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

Adjusted EBITDA Gross Profit includes LIFO adjustments, depreciation and amortization (COGS portion only) and other items. See the attached tables for a reconciliation of Adjusted EBITDA Gross Profit to Revenue, which is the most directly comparable GAAP financial measure. Adjusted EBITDA SG&A excludes depreciation and amortization (SG&A portion only), stock-based compensation expense, merger and acquisition-related costs, litigation settlements and other items. See the attached tables for a reconciliation of Adjusted EBITDA SG&A to Revenue, which is the most directly comparable GAAP financial measure. The Company believes Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A serve as appropriate measures in evaluating the performance of its business and helps its investors better compare its operating performance with its competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	May 29, 2021	February 27, 2021
ASSETS
Current assets:
Cash and cash equivalents	$118,480	$160,902
Accounts receivable, net	1,612,596	1,462,441
Inventories, net of LIFO reserve of $481,866 and $485,859	1,856,968	1,864,890
Prepaid expenses and other current assets	96,908	106,941
Total current assets	3,684,952	3,595,174
Property, plant and equipment, net	1,074,596	1,080,499
Operating lease right-of-use assets	3,013,577	3,064,077
Goodwill	1,108,136	1,108,136
Other intangibles, net	325,882	340,519
Deferred tax assets	14,964	14,964
Other assets	129,339	132,035
Total assets	$9,351,446	$9,335,404

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$7,261	$6,409
Accounts payable	1,537,469	1,437,421
Accrued salaries, wages and other current liabilities	677,151	642,364
Current portion of operating lease liabilities	517,602	516,752
Total current liabilities	2,739,483	2,602,946
Long-term debt, less current maturities	3,014,517	3,063,087
Long-term operating lease liabilities	2,771,797	2,829,293
Lease financing obligations, less current maturities	16,162	16,711
Other noncurrent liabilities	205,507	208,213
Total liabilities	8,747,466	8,720,250

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	55,093	55,143
Additional paid-in capital	5,898,951	5,897,168
Accumulated deficit	(5,326,160)	(5,313,103)
Accumulated other comprehensive loss	(23,904)	(24,054)
Total stockholders' equity	603,980	615,154
Total liabilities and stockholders' equity	$9,351,446	$9,335,404

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Revenues	$6,160,985	$6,027,376
Costs and expenses:
Cost of revenues	4,876,110	4,829,057
Selling, general and administrative expenses	1,245,362	1,197,147
Lease termination and impairment charges	8,831	3,753
Intangible asset impairment charges	-	29,852
Interest expense	49,121	50,547
Loss on debt retirements, net	396	-
Gain on sale of assets, net	(6,558)	(2,260)

	6,173,262	6,108,096

Loss from continuing operations before income taxes	(12,277)	(80,720)
Income tax expense (benefit)	780	(8,018)
Net loss from continuing operations	(13,057)	(72,702)
Net income from discontinued operations, net of tax	-	9,161
Net loss	$(13,057)	$(63,541)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(13,057)	$(72,702)
Net income from discontinued operations attributable to common stockholders - basic and diluted	-	9,161
Loss attributable to common stockholders - basic and diluted	$(13,057)	$(63,541)

Denominator:
Basic and diluted weighted average shares	53,852	53,462

Basic and diluted loss per share
Continuing operations	$(0.24)	$(1.36)
Discontinued operations	$-	$0.17
Net basic and diluted loss per share	$(0.24)	$(1.19)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
OPERATING ACTIVITIES:
Net loss	$(13,057)	$(63,541)
Net income from discontinued operations, net of tax	-	9,161
Net loss from continuing operations	$(13,057)	$(72,702)
Adjustments to reconcile to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	75,859	79,103
Lease termination and impairment charges	8,831	3,753
Intangible asset impairment charges	-	29,852
LIFO credit	(3,993)	(12,066)
Gain on sale of assets, net	(6,558)	(2,260)
Stock-based compensation expense	2,811	1,874
Loss on debt retirements, net	396	-
Changes in operating assets and liabilities:
Accounts receivable	(149,487)	(308,636)
Inventories	11,918	43,647
Accounts payable	50,527	13,320
Operating lease right-of-use assets and operating lease liabilities	(5,909)	(6,595)
Other assets	7,978	99,177
Other liabilities	34,559	13,263
Net cash provided by (used in) operating activities of continuing operations	13,875	(118,270)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(59,164)	(28,459)
Intangible assets acquired	(5,436)	(10,715)
Proceeds from dispositions of assets and investments	2,448	2,755
Proceeds from sale-leaseback transactions	7,456	-
Net cash used in investing activities of continuing operations	(54,696)	(36,419)
FINANCING ACTIVITIES:
Net proceeds from revolver	39,000	242,000
Principal payments on long-term debt	(91,941)	(1,298)
Change in zero balance cash accounts	51,957	(26,567)
Financing fees paid for early debt redemption	(2)	-
Payments for taxes related to net share settlement of equity awards	(35)	(99)
Deferred financing costs paid	(580)	(1,332)
Net cash (used in) provided by financing activities of continuing operations	(1,601)	212,704
Cash flows from discontinued operations:
Operating activities of discontinued operations	-	(82,189)
Investing activities of discontinued operations	-	94,310
Net cash provided by discontinued operations	-	12,121
(Decrease) increase in cash and cash equivalents	(42,422)	70,136
Cash and cash equivalents, beginning of period	160,902	218,180
Cash and cash equivalents, end of period	$118,480	$288,316

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Retail Pharmacy Segment
Revenues from continuing operations (a)	$4,351,682	$4,123,271
Cost of revenues from continuing operations (a)	3,181,748	3,041,735
Gross profit from continuing operations	1,169,934	1,081,536
LIFO credit from continuing operations	(3,993)	(12,066)
FIFO gross profit from continuing operations	1,165,941	1,069,470
Adjusted EBITDA gross profit from continuing operations	1,168,338	1,098,427

Gross profit as a percentage of revenues - continuing operations	26.88%	26.23%
LIFO credit as a percentage of revenues - continuing operations	-0.09%	-0.29%
FIFO gross profit as a percentage of revenues - continuing operations	26.79%	25.94%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	26.85%	26.64%

Selling, general and administrative expenses from continuing operations	1,156,039	1,108,976
Adjusted EBITDA selling, general and administrative expenses from continuing operations	1,073,424	1,035,445
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.57%	26.90%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.67%	25.11%

Cash interest expense	46,024	47,368
Non-cash interest expense	3,097	3,179
Total interest expense	49,121	50,547
Interest expense - continuing operations	49,121	50,547
Interest expense - discontinued operations	-	-

Adjusted EBITDA - continuing operations	94,914	62,982
Adjusted EBITDA as a percentage of revenues - continuing operations	2.18%	1.53%

Pharmacy Services Segment
Revenues (a)	$1,872,282	$1,977,246
Cost of revenues (a)	1,757,341	1,860,463
Gross profit	114,941	116,783

Gross profit as a percentage of revenues	6.14%	5.91%

Adjusted EBITDA	43,963	44,410
Adjusted EBITDA as a percentage of revenues	2.35%	2.25%

(a) - Revenues and cost of revenues include $62,979 and $73,141 of inter-segment activity for the thirteen weeks ended May 29, 2021 and May 30, 2020, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(13,057)	$(72,702)
Adjustments:
Interest expense	49,121	50,547
Income tax expense (benefit)	780	(8,018)
Depreciation and amortization	75,859	79,103
LIFO credit	(3,993)	(12,066)
Lease termination and impairment charges	8,831	3,753
Intangible asset impairment charges	-	29,852
Loss on debt retirements, net	396	-
Merger and Acquisition-related costs	3,886	-
Stock-based compensation expense	2,811	1,874
Restructuring-related costs	5,932	35,735
Inventory write-downs related to store closings	472	834
Litigation settlements	14,000	-
Gain on sale of assets, net	(6,558)	(2,260)
Other	397	740
Adjusted EBITDA - continuing operations	$138,877	$107,392
Percent of revenues - continuing operations	2.25%	1.78%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET INCOME (LOSS)

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Net loss from continuing operations	$(13,057)	$(72,702)
Add back - Income tax expense (benefit)	780	(8,018)
Loss before income taxes - continuing operations	(12,277)	(80,720)

Adjustments:
Amortization expense	20,460	24,420
LIFO credit	(3,993)	(12,066)
Intangible asset impairment charges	-	29,852
Loss on debt retirements, net	396	-
Merger and Acquisition-related costs	3,886	-
Restructuring-related costs	5,932	35,735
Litigation settlements	14,000	-

Adjusted income (loss) before income taxes - continuing operations	28,404	(2,779)

Adjusted income tax expense (benefit) (a)	7,470	(768)
Adjusted net income (loss) from continuing operations	$20,934	$(2,011)

Adjusted net income (loss) per diluted share - continuing operations:

Numerator for adjusted net income (loss) per diluted share:
Adjusted net income (loss) from continuing operations	$20,934	$(2,011)

Denominator:
Basic weighted average shares	53,852	53,462
Outstanding options and restricted shares, net	971	-
Diluted weighted average shares	54,823	53,462

Net loss from continuing operations per diluted
share - continuing operations	$(0.24)	$(1.36)

Adjusted net income (loss) per diluted share - continuing operations	$0.38	$(0.04)

(a)	The fiscal year 2022 and 2021 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the thirteen weeks ended May 29, 2021 and May 30, 2020, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,

GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended May 29, 2021	Thirteen weeks ended May 30, 2020
Reconciliation of adjusted EBITDA gross profit:
Revenues	$4,351,682	$4,123,271
Gross Profit	1,169,934	1,081,536
Addback:
LIFO credit	(3,993)	(12,066)
Depreciation and amortization (cost of goods sold portion only)	2,097	2,663
Restructuring-related costs - SKU optimization charges	-	25,763
Other	300	531
Adjusted EBITDA gross profit - continuing operations	$1,168,338	$1,098,427
Percent of revenues - continuing operations	26.85%	26.64%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$4,351,682	$4,123,271
Selling, general and administrative expenses	1,156,039	1,108,976
Less:
Depreciation and amortization (SG&A portion only)	59,768	60,909
Stock-based compensation expense	2,771	1,725
Merger and Acquisition-related costs	3,886	-
Restructuring-related costs	1,621	9,946
Litigation settlements	14,000	-
Other	569	951
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$1,073,424	$1,035,445
Percent of revenues - continuing operations	24.67%	25.11%

Adjusted EBITDA - continuing operations	$94,914	$62,982

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 26, 2022

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Total Revenues	$25,100,000	$25,500,000

PBM Revenues	$7,850,000	$7,950,000

Gross Capital Expenditures	$300,000	$300,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(175,000)	$(138,000)
Adjustments:
Interest expense	202,000	202,000
Income tax expense	-	3,000
Depreciation and amortization	308,000	308,000
LIFO credit	(16,000)	(16,000)
Lease termination and impairment charges	60,000	60,000
Loss on debt retirements, net	400	400
Merger and Acquisition-related costs	10,000	10,000
Restructuring-related costs	30,000	30,000
Litigation settlements	14,000	14,000
Gain on sale of assets, net	(12,400)	(12,400)
Other	19,000	19,000
Adjusted EBITDA	$440,000	$480,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET LOSS GUIDANCE

YEAR ENDING FEBRUARY 26, 2022

(In thousands)

(unaudited)

	Guidance Range
	Low	High
Net loss	$(175,000)	$(138,000)
Add back - income tax expense	-	3,000
Loss before income taxes	(175,000)	(135,000)

Adjustments:
Amortization expense	79,000	79,000
LIFO credit	(16,000)	(16,000)
Loss on debt retirements, net	400	400
Merger and Acquisition-related costs	10,000	10,000
Restructuring-related costs	30,000	30,000
Litigation settlements	14,000	14,000

Adjusted loss before adjusted income taxes	(57,600)	(17,600)

Adjusted income tax benefit	(15,000)	(4,500)
Adjusted net loss	$(42,600)	$(13,100)

Diluted adjusted net loss per share	$(0.79)	$(0.24)